Exhibit 10.2

Execution Copy

CUSTODIAN AGREEMENT

among

AMERICREDIT FINANCIAL SERVICES, INC.,

as Custodian,

and

THE BANK OF NEW YORK MELLON,

as Trust Collateral Agent

Dated as of November 14, 2012

THIS CUSTODIAN AGREEMENT, dated as of November 14, 2012, is made with respect to the issuance of Notes and a Certificate by AmeriCredit Automobile Receivables Trust 2012-5 (the “Issuer”), and is between AMERICREDIT FINANCIAL SERVICES, INC., as custodian (in such capacity, the “Custodian”) and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trust collateral agent (the “Trust Collateral Agent”). Capitalized terms used herein which are not defined herein shall have the meanings set forth in the Sale and Servicing Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, AmeriCredit Financial Services, Inc. (“AFS”) and AFS SenSub Corp. (“AFS SenSub”) have entered into a Purchase Agreement dated as of November 14, 2012 (the “Purchase Agreement”), pursuant to which AFS has sold, transferred and assigned to AFS SenSub all of its right, title and interest in and to the Receivables;

WHEREAS, the Issuer, AFS, as Servicer (the “Servicer”), AFS SenSub and The Bank of New York Mellon, as Trust Collateral Agent, have entered into a Sale and Servicing Agreement, dated as of November 14, 2012 (the “Sale and Servicing Agreement”), pursuant to which AFS SenSub has sold, transferred and assigned to the Issuer all of AFS SenSub’s right, title and interest in and to the Receivables;

WHEREAS, the Trust Collateral Agent wishes to appoint the Custodian to hold the Receivable Files as the custodian on behalf of the Issuer and the Trust Collateral Agent;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Custodian; Acknowledgement of Receipt. Subject to the terms and conditions hereof, the Trust Collateral Agent hereby revocably appoints the Custodian, but shall not be responsible for the acts or omissions of the Custodian, and the Custodian hereby accepts such appointment, as custodian and bailee on behalf of the Issuer and the Trust Collateral Agent, to maintain exclusive custody of the Receivable Files relating to the Receivables from time to time pledged to the Trust Collateral Agent as part of the Other Conveyed Property. In performing its duties hereunder, the Custodian agrees to act with reasonable care, using that degree of skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others. The Custodian hereby, as of the Closing Date, acknowledges receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement subject to any exceptions noted on the Custodian’s Acknowledgement (as defined below). As evidence of its acknowledgement of such receipt of such Receivables, the Custodian shall execute and deliver on the Closing Date the Custodian’s Acknowledgement attached hereto as Exhibit A, (the “Custodian’s Acknowledgement”).

2. Maintenance of Receivables Files at Office. The Custodian agrees to maintain the Receivable Files at its office located at 4001 Embarcadero, Suite 200, Arlington, Texas 76014 or at such other office as shall from time to time be identified to the Trust Collateral Agent upon prior written notice and the Custodian will hold the Receivable Files in such office on behalf of the Issuer and the Trust Collateral Agent, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Custodian and in compliance with Section 3(c) hereof.

3. Duties of Custodian.

(a) [Reserved].

(b) Safekeeping. The Custodian shall hold the Receivable Files on behalf of the Trust Collateral Agent clearly identified as being separate from all other files or records maintained by the Custodian at the same location and shall maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as will enable the Custodian, as agent for the Trust Collateral Agent, to comply with the terms and conditions of the Sale and Servicing Agreement. Each Receivable representing tangible chattel paper (as such term is defined in the UCC) shall be stamped on both of the first page and the signature page (if different) to indicate the assignment and/or pledge of each such Receivable. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables, (ii) indicates that the Receivables are held by the Custodian on behalf of the Trust Collateral Agent and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Custodian Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Custodian Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the accuracy of the Custodian’s inventory and recordkeeping to be independently verified. Such inspections shall be conducted at such times, in such manner and by such persons including, without limitation, independent accountants, as the Trust Collateral Agent may request and the cost of such inspections shall be borne directly by the Custodian and not by the Trust Collateral Agent. The Custodian shall promptly report to the Trust Collateral Agent in writing any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Upon the Trust Collateral Agent’s written request, the Custodian shall make copies or other electronic file records (e.g. diskettes, CD’s, etc.) (the “Copies”) of the Receivable Files and shall deliver such Copies to the Trust Collateral Agent and the Trust Collateral Agent shall hold such Copies on behalf of the Noteholders. Subject to Section 3(d) hereof, the Custodian shall at all times (i) maintain the original or with respect to “electronic chattel paper” as such term is defined in the UCC, an authoritative copy of the fully executed original retail installment sales contract or promissory note and (ii) maintain the original of the Lien Certificate or application therefore (if no such Lien Certificate has yet been issued), in each case relating to each Receivable in a fireproof vault; provided, however, the Lien Certificate may be maintained electronically by the Registrar of Titles of the applicable state pursuant to applicable state laws, with confirmation thereof maintained by the Custodian or a third party service provider.

(c) Access to Records. The Custodian shall, subject only to the Custodian’s security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Custodian, permit only the Noteholders and the Trust Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect, at the Servicer’s expense, the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as the Noteholders or the Trust Collateral Agent may reasonably request.

(d) Release of Documents. Consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, the Custodian may release any Receivable in the Receivable Files to the Servicer, if appropriate, under the circumstances provided in Section 3.3(b) of the Sale and Servicing Agreement.

(e) Administration; Reports. The Custodian shall, in general, attend to all non-discretionary details in connection with maintaining custody of the Receivable Files on behalf of the Trust Collateral Agent. In addition, the Custodian shall assist the Trust Collateral Agent generally in the preparation of any routine reports to Noteholders or to regulatory bodies, to the extent necessitated by the Custodian’s custody of the Receivable Files.

(f) Review of Lien Certificates. On or before the Closing Date, the Custodian shall deliver to the Trust Collateral Agent a listing of all Receivables with respect to which a Lien Certificate, showing AFS, an Originating Affiliate or a Titled Third-Party Lender (which may be accomplished by the use of a properly registered “doing business as” or “d/b/a” name in the applicable jurisdiction) as secured party, was not included in the related Receivable File as of such date. In addition, the Custodian shall deliver to the Trust Collateral Agent an exception report (i) no later than the last Business Day of the calendar month during which the 90th day after the Closing Date occurred, (ii) no later than the last Business Day of the calendar month during which the 180th day after the Closing Date occurred and (iii) no later than the last Business Day of the calendar month during which the 240th day after the Closing Date occurred.

4. Instructions; Authority to Act. The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Trust Collateral Agent. Such instructions may be general or specific in terms. A copy of any such instructions shall be furnished by the Trust Collateral Agent to the Trustee (if they are separate entities) and the Issuer.

5. Custodian Fee. For its services under this Custodian Agreement, the Custodian shall be entitled to reasonable compensation to be paid by the Servicer.

6. Indemnification by the Custodian. The Custodian agrees to indemnify the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against the Issuer, the Owner Trustee, the Trust Collateral Agent and the Trustee and their respective officers, directors, employees, agents, attorneys and successors and assigns as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files; provided, however, that the Custodian shall not be liable for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses due to the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s or the Trustee’s or the officers’, directors’, employees’ and agents’ thereof own willful misfeasance, bad faith or gross negligence. In no event shall the Custodian be liable to any third party for acts or omissions of the Custodian.

7. Advice of Counsel. The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or state law.

8. Effective Period, Termination, and Amendment; Interpretive and Additional Provisions. This Custodian Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided. This Custodian Agreement may be amended at any time by mutual agreement of the parties hereto with the prior written consent of the Controlling Party, and may be terminated by any party by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice. So long as AFS is serving as Custodian, any termination of AFS as Servicer under the Sale and Servicing Agreement shall terminate AFS as Custodian under this Custodian Agreement. Upon any termination or amendment of this Custodian Agreement, the party seeking termination or amendment, as applicable, shall give written notice to the Custodian, who shall deliver such notice to Fitch Inc., d/b/a Fitch Ratings (“Fitch”) and Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s”) (collectively, the “Rating Agencies”). Immediately after receipt of notice of termination of this Custodian Agreement, the Custodian shall deliver the Receivable Files to the Trust Collateral Agent on behalf of the Noteholders and at the Custodian’s expense, at such place or places as the Trust Collateral Agent may designate, and the Trust Collateral Agent, or its agent, as the case may be, shall act as custodian for such Receivables Files on behalf of the Noteholders until such time as a successor custodian has been appointed. If, within seventy-two (72) hours after the termination of this Custodian Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Trust Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises. In connection with the administration of this Custodian Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Custodian Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Custodian Agreement, any such interpretation to be signed by all parties and annexed hereto.

9. Governing Law. This Custodian Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

10. Notices. All demands, notices and communications hereunder shall be in writing, electronically delivered or mailed, and shall be deemed to have been duly given upon receipt (a) in the case of the Custodian, at the following address: AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (b) in the case of the Trust Collateral Agent, at the following address: The Bank of New York Mellon, 101 Barclay Street, 4 West, New York, New York 10286 (facsimile number (212) 815-

3986), Attention: Corporate Trust Administration – AmeriCredit 2012-5, (c) in the case of Fitch, at the following address: One State Street Plaza, New York, New York 10004, Attention: Asset Backed Surveillance, and (d) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com; for any information not available in electronic format, hard copies should be sent to the following address: 55 Water Street, 41st floor, New York, New York 10041-0003, Attention: ABS Surveillance Group, or at such other address as shall be designated by such party in a written notice to the other parties. Where this Custodian Agreement provides for notice or delivery of documents to the Rating Agencies, failure to give such notice or deliver such documents shall not affect any other rights or obligations created hereunder.

11. Binding Effect. This Custodian Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Concurrently with the appointment of a successor trustee under the Sale and Servicing Agreement, the parties hereto shall amend this Custodian Agreement to make said successor trustee, the successor to the Trust Collateral Agent hereunder.

12. Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action relating to this Custodian Agreement, the Basic Documents or any other documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action in any such court or that such action was brought in an inconvenient court and agrees not to plead or claim the same; and

(c) waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Custodian Agreement, the Basic Documents or the transactions contemplated hereby.

13. No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute either party the agent of the other (except for the limited instances expressly set forth in the Basic Documents). Neither party shall hold itself out contrary to the terms of this Section and neither party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Custodian Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

14. Severability. Any term or provision of this Custodian Agreement that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

15. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by applicable law.

16. Counterparts. This Custodian Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Facsimile, .pdf or other electronic signatures on counterparts of this Custodian Agreement shall be deemed original signatures with all rights accruing thereto.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Custodian Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Trust Collateral Agent

By:	/s/ Esther Antoine
Name: Esther Antoine
Title: Vice President

AMERICREDIT FINANCIAL SERVICES, INC., as Custodian

By:	/s/ Sheli Fitzgerald
Name: Sheli Fitzgerald
Title: Vice President, Corporate Finance

The foregoing Custodian Agreement

is hereby confirmed and accepted

as of the date first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2012-5, as Issuer

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust,

By:	/s/ Christopher M. Cavalli
Name: Christopher M. Cavalli
Title: Financial Services Officer

[Custodian Agreement]

EXHIBIT A

CUSTODIAN’S ACKNOWLEDGEMENT

AmeriCredit Financial Services, Inc. (the “Custodian”), acting as Custodian under a Custodian Agreement, dated as of November 14, 2012, between the Custodian and The Bank of New York Mellon, as Trust Collateral Agent, pursuant to which the Custodian holds on behalf of the Trust Collateral Agent for the benefit of the Noteholders certain “Receivable Files,” as defined in the Sale and Servicing Agreement, dated as of November 14, 2012 (the “Sale and Servicing Agreement”), among AmeriCredit Automobile Receivables Trust 2012-5, as Issuer, AFS SenSub Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and The Bank of New York Mellon, as Trust Collateral Agent, hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedule of Receivables attached as Schedule A to said Sale and Servicing Agreement, except as noted in the Custodian Exception List attached hereto as Schedule I and the Lien Perfection Exception List attached hereto as Schedule II.

IN WITNESS WHEREOF, AmeriCredit Financial Services, Inc. has caused this acknowledgement to be executed by its duly authorized officer as of this 20th day of November, 2012.

AMERICREDIT FINANCIAL SERVICES, INC., as Custodian

By:
Name:
Title:

SCHEDULE I

Custodian Exception List

[On File with AmeriCredit, the Trustee and Katten Muchin Rosenman LLP]

SCHEDULE II

Lien Perfection Exception List

[On File with AmeriCredit, the Trustee and Katten Muchin Rosenman LLP]